FY2003 First Quarter Financial Results (Consolidated)


                                                                   July 25, 2003

Company name   Advantest Corporation                        (Stock code number: 6857, TSE 1st Section)
(URL http://www.advantest.co.jp/investors/)
     -------------------------------------
Contacts            Company representative:          Toshio Maruyama, Representative Board Director,
                                                     President of Corporate Executive Officers and COO
                    Person-in-charge:                Hiroshi Nakamura, Manager, Accounting Department
                                                                                  (TEL (03) 3342-7500)

1.   Notes to the Quarterly Financial Results:
     (1) Advantest prepared these consolidated quarterly financial statements in accordance with accounting principles generally accepted in the U.S.
     (2) Changes in the method of accounting recognition from the most recent
         fiscal year:                                            Yes  X   No
                                                                     ---    ---
         Simplified tax effect accounting is used for the calculation of tax expenses for the purpose of the quarterly financial results.
     (3) Scope of consolidation and equity method:
                 Number of consolidated subsidiaries: 42
                 Number of unconsolidated subsidiaries: 0
                 Number of affiliates accounted for under the equity method: 1
     (4) Changes in scope of consolidation and equity method:    Yes  X   No
                                                                     ---    ---
                 Consolidated subsidiaries
                      (Newly included)      1     (Advantest RF Technology
                                                    Corporation)
                      (Newly excluded)      0
                 Affiliates accounted for under the equity method
                      (Newly included)      0
                      (Newly excluded)      0
     (5) Advantest's independent outside auditor has not been involved in the preparation of these consolidated quarterly financial statements.
     (6) Advantest has started preparing Quarterly Financial Results only since this fiscal year. As a result, equivalent figures for the same quarter in the previous fiscal year (FY2002 Q1) and percentage changes therefrom are not available for inclusion in the present presentation.


2.   Consolidated Financial Results of FY2003 Q1 (April 1, 2003 through June 30,
     2003)
     (1) Consolidated Financial Results

                                                                                  (In million yen)
     ---------------------------------------------------------------------------------------------
                         Net sales      Operating income       Net income before     Net income
                                                                 income taxes
     ---------------------------------------------------------------------------------------------
     FY2003 Q1               27,172              242                   241               143
     FY2002 Q1                    -                -                     -                 -
     ---------------------------------------------------------------------------------------------
     (For reference)         97,740          (16,743)              (18,688)          (12,994)
     FY2002
     ---------------------------------------------------------------------------------------------

                                                    (In yen)
     -------------------------------------------------------
                       Net income per    Net income per
                       share (basic)     share (diluted)
     -------------------------------------------------------
     FY2003 Q1                 1.46             1.46
     FY2002 Q1                 -                -
     -------------------------------------------------------
     (For reference)        (131.99)         (131.99)
     FY2002
     -------------------------------------------------------

     (Qualitative Information Regarding Consolidated Financial Results)

     During the first quarter of the current fiscal year, Advantest's operating environment saw emerging signs of improvement, including the increased capital expenditure needs of Japanese semiconductor makers amidst strong sales of digital cameras, DVD and other digital consumer products and the bottoming-out of DRAM prices.

     Under these conditions, Advantest focused on attaining profits through intensive efforts to expand orders and sales, in addition to cost cutting measures that continued from the previous fiscal year.

     As a result, Advantest was generally able to achieve its initial targets for orders and sales. During the first fiscal quarter, incoming orders was
     (Y)31,885 million and net sales was (Y)27,172 million. In terms of profits, Advantest was able to return to profitability, with net income before income taxes of (Y)241 million and net income of (Y)143 million.

     (2) Changes in Consolidated Financial Position

     -----------------------------------------------------------------------------------------------------
                          Total assets       Stockholders' equity    Equity-to-assets      Stockholders'
                                                                           ratio          equity per share
     -----------------------------------------------------------------------------------------------------
                        (In million yen)       (In million yen)             (%)               (In yen)
     FY2003 Q1                281,870               210,405                 74.7             2,141.61
     FY2002 Q1                      -                     -                  -                   -
     -----------------------------------------------------------------------------------------------------
     (For reference)          281,224               210,663                 74.9             2,144.23
     FY2002
     -----------------------------------------------------------------------------------------------------

     (Consolidated Cash Flows)

                                                                                           (In million yen)
     ------------------------------------------------------------------------------------------------------
                        Cash flows from         Cash flows from      Cash flows from       Cash and cash
                      operating activities   investing activities  financing activities  equivalents at end of period
     ------------------------------------------------------------------------------------------------------
     FY2003 Q1                  3,908                  (406)               (976)               90,140
     FY2002 Q1                      -                     -                  -                     -
     ------------------------------------------------------------------------------------------------------
     (For reference)            4,967                (8,419)            (14,488)               87,338
     FY2002
     ------------------------------------------------------------------------------------------------------

     (Qualitative Information Regarding Changes in Consolidated Financial Position)

     With respect to Advantest's financial position in the first fiscal quarter, total assets increased by (Y)646 million while stockholders' equity decreased by (Y)258 million. As a result, equity-to-assets ratio changed to 74.7%.

     (Cash Flow Statements)

     Cash flows from operating activities was an inflow of (Y)3,908 million, which consisted of, among others, net income of (Y)143 million, a decrease in trade accounts receivable of (Y)1,217 million and an increase in trade accounts payable of (Y)2,678 million.

     Cash flows from investing activities was an outflow of (Y)406 million, which consisted primarily of capital expenditures of (Y)834 million and proceeds from sale of investment securities of (Y)377 million.

     Cash flows from financing activities was in outflow of (Y)976 million, which consisted primarily of dividends paid in the amount of (Y)909 million.

     As a result of the above, cash and cash equivalents at the end of the first fiscal quarter increased by (Y)2,802 million from the end of the previous fiscal year to (Y)90,140 million.


3.   Projected Results for FY2003 (April 1, 2003 through March 31, 2004)

     With respect to the second quarter and beyond, despite expectations for a certain degree of recovery in semiconductor-related capital expenditures, prospects for the general economy remains uncertain and are yet to allow optimism.

     The interim and fiscal year results projected have been not changed from the projected results previously released on April 25, 2003.

     (Numerical figures released on April 25, 2003 for reference purpose)

------------------------------------------------------------------------------------------------------------
                                               Projected net                            Projected net income
                        Projected net sales    income before     Projected net income         per share
                                               income taxes
------------------------------------------------------------------------------------------------------------
                          (In million yen)    (In million yen)   (In million yen)              (In yen)
     FY2003 interim            56,000                 500               300                      3.05
     FY2003                   120,000               5,000             3,000                     30.54
------------------------------------------------------------------------------------------------------------


(Note) Figures presented in the Quarterly Financial Results have been rounded to the nearest million yen.

         Cautionary Statement with Respect to Forward-Looking Statements

     This document contains "forward-looking statements" that are based on Advantest's current expectations, estimates and projections. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause Advantest's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include: (i) changes in demand for the products and services produced and offered by Advantest's customers, including semiconductors, communications services and electronic goods; (ii) circumstances relating to Advantest's investment in technology, including its ability to timely develop products that meet the changing needs of semiconductor manufacturers and communications network equipment and components makers and service providers; (iii) significant changes in the competitive environment in the major markets where Advantest purchases materials, components and supplies for the production of its products or where its products are produced, distributed or sold; and (iv) changes in economic conditions, currency exchange rates or political stability in the major markets where Advantest procures materials, components and supplies for the production of its principal products or where its products are produced, distributed or sold. A discussion of these and other factors which may affect Advantest's actual results, levels of activity, performance or achievements is contained in the "Operating and Financial Review and Prospects", "Key Information - Risk Factors" and "Information on the Company" sections and elsewhere in Advantest's registration statement on Form 20-F, which is on file with the United States Securities and Exchange Commission.

                                Advantest Corporation - Consolidated (June 2003)


Quarterly Consolidated Financial Statements (Summary)

1. Quarterly Consolidated Statements of Income (Summary)

-------------------------------------------------------------------------------------  -----------------------------------
                                                              Q1 of FY2003                            FY2002
                                                         (April 1, 2003 through               (April 1, 2002 through
                                                              June 30, 2003)                       March 31, 2003)
-------------------------------------------------------------------------------------  -----------------------------------
                     Item                          Amount (Million Yen)   Percentage     Amount (Million Yen)   Percentage
                                                                              (%)                                   (%)
-------------------------------------------------------------------------------------  -----------------------------------
   Net sales                                                   27,172       100.0                   97,740        100.0
   Cost of sales                                               14,839        54.6                   56,551         57.9
                                                             ---------                            ---------
          Gross profit                                         12,333        45.4                   41,189         42.1
   Research and development expenses                            5,077        18.7                   23,615         24.1
   Selling, general and administrative expenses                 7,014        25.8                   34,317         35.1
                                                             ---------                            ---------
          Operating income (loss)                                 242         0.9                  (16,743)       (17.1)
   Other income (expense):
       Interest and dividend income                    90                                  407
       Interest expense                              (121)                                (490)
       Minority interests (loss)                      (35)                                (107)
       Equity in earnings (losses) of affiliates       (2)                                (109)
       Other                                           67          (1)       (0.0)      (1,646)     (1,945)        (2.0)
                                                  --------------------                 --------------------
          Income (loss) before income taxes                       241         0.9                  (18,688)       (19.1)
   Income taxes                                                    98         0.4                   (5,694)        (5.8)
                                                             ---------                            ---------
          Net income (loss)                                       143         0.5                  (12,994)       (13.3)
                                                             ---------                            ---------
-------------------------------------------------------------------------------------  -----------------------------------


-------------------------------------------------------------------------------------  -----------------------------------
                                                              Q1 of FY2003                            FY2002
                                                         (April 1, 2003 through               (April 1, 2002 through
                                                              June 30, 2003)                       March 31, 2003)
-------------------------------------------------------------------------------------  -----------------------------------
                     Item                                      Amount (Yen)                         Amount (Yen)
-------------------------------------------------------------------------------------  -----------------------------------
     Net income (loss) per share
         Basic                                                     1.46                               (131.99)
         Diluted                                                   1.46                               (131.99)
-------------------------------------------------------------------------------------  -----------------------------------

                                Advantest Corporation - Consolidated (June 2003)


2. Quarterly Consolidated Balance Sheets (Summary)

----------------------------------------------------------------------------------------------------------------------------
                                                                         Q1 of FY2003                     FY2002
                                                                     (As of June 30, 2003)         (As of March 31, 2003)
----------------------------------------------------------------------------------------------------------------------------
                        Item                               Notes      Amount        Percentage      Amount           Percentage
                                                                   (Million Yen)       (%)       (Million Yen)          (%)
----------------------------------------------------------------------------------------------------------------------------
                      (Assets)
   Cash and cash equivalents                                          90,140                        87,338
   Trade accounts receivable, less allowance for doubtful    *1       41,802                        42,921
   accounts
   Inventories                                                        35,774                        34,995
   Other current assets                                               16,910                        16,761
                                                                   ----------                    ----------
      Total current assets                                           184,626          65.5         182,015          64.7

   Investment securities                                               7,157           2.6           6,928           2.5
   Property, plant and equipment, net                        *2       53,934          19.1          55,431          19.7
   Intangible assets, at cost, less accumulated amortization           4,859           1.7           5,291           1.9
   Other assets                                                       31,294          11.1          31,559          11.2
                                                                   ----------                    ----------
      Total assets                                                   281,870         100.0         281,224         100.0
                                                                   ----------                    ----------
----------------------------------------------------------------------------------------------------------------------------
                    (Liabilities)
   Current installments of long-term debt                              2,311                         2,357
   Trade accounts payable                                             13,536                        10,787
   Other current liabilities                                          13,221                        15,254
                                                                   ----------                    ----------
      Total current liabilities                                       29,068          10.3          28,398          10.1

   Long-term debt, excluding current installments                     24,626           8.7          24,645           8.8
   Accrued pension and severance cost                                 14,642           5.2          14,219           5.0
   Other long-term liabilities                                         2,746           1.0           2,987           1.1
                                                                   ----------                    ----------
      Total liabilities                                               71,082          25.2          70,249          25.0
                                                                   ----------                    ----------
                   (Minority interests)
   Minority interests                                                    383           0.1             312           0.1

                  (Stockholders' equity)
   Common stock                                                       32,363          11.5          32,363          11.5
   Capital surplus                                                    32,973          11.7          32,973          11.7
   Retained earnings                                                 161,708          57.4         162,547          57.8
   Accumulated other comprehensive income (loss)             *3       (3,472)         (1.2)         (4,055)         (1.4)
   Treasury stock                                                    (13,167)         (4.7)        (13,165)         (4.7)
                                                                   ----------                    ----------
      Total stockholders' equity                                     210,405          74.7         210,663          74.9
                                                                   ----------                    ----------
      Total liabilities and stockholders' equity                     281,870         100.0         281,224         100.0
                                                                   ----------                    ----------
----------------------------------------------------------------------------------------------------------------------------

(Notes)
1. Allowance for doubtful accounts                                     1,292                         1,240
2. Accumulated depreciation of property, plant and equipment          68,827                        67,028
3. Accumulated other comprehensive income (loss)
      Foreign currency translation adjustment                         (3,674)                       (4,111)
      Net unrealized gain (loss) on available-for-sale                   202                            56
      securities

                                Advantest Corporation - Consolidated (June 2003)


3. Quarterly Consolidated Statements of Cash Flows (Summary)

-------------------------------------------------------------------------------------------------   ------------------------
                                                                              Q1 of FY2003                  FY 2002
                                                                          (April 1, 2003 through      (April 1, 2002 through
                                                                               June 30, 2003)             March 31, 2003)
-------------------------------------------------------------------------------------------------   ------------------------
                                Item                                        Amount (Million Yen)       Amount (Million Yen)
-------------------------------------------------------------------------------------------------   ------------------------
   I     Cash flows from operating activities:
           Net income (loss)                                                                143                     (12,994)
           Adjustments to reconcile net income (loss) to net cash provided by operating activities:
              Depreciation and amortization                                               2,407                      10,942
              Provision for doubtful accounts                                                52                         707
              Loss (gain) on sale of securities, net                                        (55)                        144
              Equity in losses (earnings) of affiliates                                       2                         109
              Loss (gain) on sale of property, plant and equipment                           (5)                          2
              Decrease (increase) in trade accounts receivable                            1,217                     (11,634)
              Decrease (increase) in inventories                                           (700)                     17,415
              Increase (decrease) in trade accounts payable                               2,678                       6,963
              Other                                                                      (1,831)                     (6,687)
                                                                         ------------------------   ------------------------
         Net cash provided by operating activities                                        3,908                       4,967
                                                                         ------------------------   ------------------------
   II    Cash flows from investing activities:
           Proceeds from sale of securities                                                 377                           7
           Purchases of securities                                                            -                      (1,000)
           Proceeds from sale of property, plant and equipment                               26                         583
           Purchases of intangible assets                                                   (49)                       (947)
           Purchases of property, plant and equipment                                      (785)                     (6,827)
           Other                                                                             25                        (235)
                                                                         ------------------------   ------------------------
         Net cash used in investing activities                                             (406)                     (8,419)
                                                                         ------------------------   ------------------------
   III   Cash flows from financing activities:
           Payments to acquire treasury stock                                                (2)                    (10,733)
           Dividends paid                                                                  (909)                     (3,453)
           Other                                                                            (65)                       (302)
                                                                         ------------------------   ------------------------
         Net cash used in financing activities                                             (976)                    (14,488)
                                                                         ------------------------   ------------------------
   IV    Net effect of exchange rate changes on cash and cash equivalents                   276                        (654)
                                                                         ------------------------   ------------------------
   V     Net change in cash and cash equivalents                                          2,802                     (18,594)
   VI    Cash and cash equivalents at beginning of period                                87,338                     105,932
                                                                         ------------------------   ------------------------
   VII   Cash and cash equivalents at end of period                                      90,140                      87,338
-------------------------------------------------------------------------------------------------   ------------------------

                                Advantest Corporation - Consolidated (June 2003)


(Segment Information)

1. Business Segment Information

                                                                                                     (In million yen)
-------------------------------------------------------------------------------------    ----------------------------
                                                              Q1 of FY 2003                         FY 2002
                                                           (April 1, 2003 through            (April 1, 2002 through
                                                                June 30, 2003)                   March 31, 2003)
-------------------------------------------------------------------------------------    ----------------------------
                                                          Amount         Percentage         Amount         Percentage
                                                                            (%)                               (%)
-------------------------------------------------------------------------------------    ----------------------------
Automated test equipment
               Sales to unaffiliated customers              24,464              -              84,910             -
              -----------------------------------------------------------------------    ----------------------------
               Intersegment sales                                -              -                   -             -
              -----------------------------------------------------------------------    ----------------------------
         Net sales                                          24,464          100.0              84,910         100.0
        -----------------------------------------------------------------------------    ----------------------------
         Operating expenses                                 21,404           87.5              84,445          99.5
        -----------------------------------------------------------------------------    ----------------------------
         Operating income (loss)                             3,060           12.5                 465           0.5
-------------------------------------------------------------------------------------    ----------------------------
-------------------------------------------------------------------------------------    ----------------------------
Measuring instruments
               Sales to unaffiliated customers               2,708              -              12,830             -
              -----------------------------------------------------------------------    ----------------------------
               Intersegment sales                                -              -                   -             -
              -----------------------------------------------------------------------    ----------------------------
         Net sales                                           2,708          100.0              12,830         100.0
        -----------------------------------------------------------------------------    ----------------------------
         Operating expenses                                  3,687          136.2              20,769         161.9
        -----------------------------------------------------------------------------    ----------------------------
         Operating income (loss)                              (979)         (36.2)             (7,939)        (61.9)
-------------------------------------------------------------------------------------    ----------------------------
-------------------------------------------------------------------------------------    ----------------------------
Elimination and corporate
               Sales to unaffiliated customers                   -              -                   -             -
              -----------------------------------------------------------------------    ----------------------------
               Intersegment sales                                -              -                   -             -
              -----------------------------------------------------------------------    ----------------------------
         Net sales                                               -              -                   -             -
        -----------------------------------------------------------------------------    ----------------------------
         Operating expenses                                  1,839              -               9,269             -
        -----------------------------------------------------------------------------    ----------------------------
         Operating income (loss)                            (1,839)              -             (9,269)            -
-------------------------------------------------------------------------------------    ----------------------------
-------------------------------------------------------------------------------------    ----------------------------
Consolidated
               Sales to unaffiliated customers              27,172              -              97,740             -
              -----------------------------------------------------------------------    ----------------------------
               Intersegment sales                                -              -                   -             -
              -----------------------------------------------------------------------    ----------------------------
         Net sales                                          27,172          100.0              97,740         100.0
        -----------------------------------------------------------------------------    ----------------------------
         Operating expenses                                 26,930           99.1             114,483         117.1
        -----------------------------------------------------------------------------    ----------------------------
         Operating income (loss)                               242            0.9             (16,743)        (17.1)
-------------------------------------------------------------------------------------    ----------------------------


2. Geographic Segment Information

The follow table sets forth sales to unaffiliated customers:

                                                                                                     (In million yen)
-------------------------------------------------------------------------------------    ----------------------------
                                                              Q1 of Fiscal 2003                      FY 2002
                                                           (April 1, 2003 through            (April 1, 2002 through
                                                                June 30, 2003)                   March 31, 2003)
-------------------------------------------------------------------------------------    ----------------------------
                                                          Amount         Percentage         Amount         Percentage
                                                                            (%)                               (%)
-------------------------------------------------------------------------------------    ----------------------------
         North America                                       2,161            8.0               8,666           8.9
        -----------------------------------------------------------------------------    ----------------------------
         Europe                                              1,785            6.6               8,940           9.1
        -----------------------------------------------------------------------------    ----------------------------
         Asia                                               12,437           45.7              41,261          42.2
        -----------------------------------------------------------------------------    ----------------------------
               Overseas total                               16,383           60.3              58,867          60.2
        -----------------------------------------------------------------------------    ----------------------------
         Japan                                              10,789           39.7              38,873          39.8
        -----------------------------------------------------------------------------    ----------------------------
               Consolidated                                 27,172          100.0              97,740         100.0
-------------------------------------------------------------------------------------    ----------------------------

                                Advantest Corporation - Consolidated (June 2003)


Supplemental Information to FY2003 First Quarter Financial Results

1. Consolidated Net Sales by Business Segment

                                              (In billion yen; truncated after the hundred million)
    -----------------------------------------------------------------------   ---------------------
    Segment                                               Q1 of FY2003               FY2002
    =======================================================================   =====================
                SoC                                                    5.0                    17.8
                -----------------------------------------------------------   ---------------------
                Memory                                                12.4                    41.3
                -----------------------------------------------------------   ---------------------
                Handlers and device interfaces                         5.3                    18.9
                -----------------------------------------------------------   ---------------------
                Other                                                  1.6                     6.7
                -----------------------------------------------------------   ---------------------
    Automated test equipment total                                    24.4                    84.9
    -----------------------------------------------------------------------   ---------------------
    Measuring instruments                                              2.7                    12.8
    -----------------------------------------------------------------------   ---------------------
    Net sales total                                                   27.1                    97.7
    -----------------------------------------------------------------------   ---------------------

2. Consolidated Volume of Order and Orders Backlog by Business Segment

                                              (In billion yen; truncated after the hundred million)
    -----------------------------------------------------------------------   ---------------------
                                                          Q1 of FY2003               FY2002
    =======================================================================   =====================
                Automated test equipment                              29.0                    89.3
                -----------------------------------------------------------   ---------------------
                Measuring instruments                                  2.8                    12.1
                -----------------------------------------------------------   ---------------------
    Total volume of orders                                            31.8                   101.4
    -----------------------------------------------------------------------   ---------------------
    -----------------------------------------------------------------------   ---------------------
                                                          Q1 of FY2003               FY2002
    =======================================================================   =====================
                Automated test equipment                              19.9                    15.4
                -----------------------------------------------------------   ---------------------
                Measuring instruments                                  1.4                     1.3
                -----------------------------------------------------------   ---------------------
    Total orders backlog                                              21.4                    16.7
    -----------------------------------------------------------------------   ---------------------

3. Consolidated Cash Flows

                                              (In billion yen; truncated after the hundred million)
    -----------------------------------------------------------------------   ---------------------
                                                          Q1 of FY2003               FY2002
    =======================================================================   =====================
                Operating activities                                   3.9                     4.9
                -----------------------------------------------------------   ---------------------
                Investing activities                                  (0.4)                   (8.4)
                -----------------------------------------------------------   ---------------------
                (Free cash flows)                                      3.5                    (3.4)
                -----------------------------------------------------------   ---------------------
                Financing activities                                  (0.9)                  (14.4)
                -----------------------------------------------------------   ---------------------
    Total cash flows                                                   2.5                   (17.9)
    -----------------------------------------------------------------------   ---------------------
    Cash and cash equivalents at end of period                        90.1                    87.3
    -----------------------------------------------------------------------   ---------------------

4. Consolidated Capital Expenditures, Depreciation and Amortization and Research and Development Expenses

                                              (In billion yen; truncated after the hundred million)
    -----------------------------------------------------------------------   ---------------------
                                                          Q1 of FY2003               FY2002
    =======================================================================   =====================
    Capital expenditures                                               0.6                     7.5
    -----------------------------------------------------------------------   ---------------------
    Depreciation and amortization                                      2.4                    10.9
    -----------------------------------------------------------------------   ---------------------
    Research and development expenses                                  5.0                    23.6
    -----------------------------------------------------------------------   ---------------------

5. Number of Employees (Advantest Corporation and Consolidated Subsidiaries)

                                                                                          (Persons)
    -----------------------------------------------------------------------   ---------------------
                                                          Q1 of FY2003               FY2002
    =======================================================================   =====================
    Advantest Corporation                                            1,630                   1,607
    -----------------------------------------------------------------------   ---------------------
    Affiliates                                                       1,914                   1,912
    -----------------------------------------------------------------------   ---------------------
    Consolidated full-time employees total                           3,544                   3,519
    -----------------------------------------------------------------------   ---------------------

    Temporary employees                                                454                     430
    =======================================================================   =====================
    Consolidated total                                               3,998                   3,949